Exhibit 10.9

AMENDMENT to:

Executive Employment Agreement

This Amendment Agreement is made this 8th day of June, 2021

B E T W E E N:

Phil Shaer

(“Employee”)

- and -

Canopy Growth Corporation

(“Company”)

WHEREAS the Parties are parties to an Executive Employment Agreement made August 7, 2020 (the “Employment Agreement”);

AND WHEREAS the Company wishes to amend its long-term incentive plan so as to streamline its offerings and better align executive incentives with company performance;

AND WHEREAS the Employment Agreement is silent on the subject of share ownership;

AND WHEREAS the Employment Agreement provides that the same may be amended only by a written agreement executed by each of the parties thereto;

NOW THEREFOR the Parties agree as follows:

1.	The preamble is an integral part of this amending agreement and the Parties attest and warrant that the representations contained within such preamble are true and accurate.

2.	Your Base Salary shall be increased to three hundred forty-five thousand Canadian dollars and no cents (CAD $345,000.00) per year, subject to statutory and benefits deductions.

3.	Article 5, Paragraph (c) of the Employment Agreement shall be deleted in its entirety, with the following replaced in its stead:

You will be eligible to participate in Canopy Growth’s Amended and Restated Omnibus Incentive Plan, as approved by the Board and as amended from time to time (the “Incentive Plan”).

Notwithstanding the terms of the Incentive Plan, any unvested options or RSUs granted to you on or before December 31, 2019 and held by you at the time of your termination shall continue to vest for a one year period following your termination provided it was without cause.

Not less than once every fiscal year, you will be eligible to receive a long-term incentive (“LTI”) award of 200% your Base Salary, which utilizes the Fair Market Value share price (as defined in the Incentive Plan) (“FMV price”) on the grant date. The award may be composed of one or more of the following: stock options (“Options”), restricted stock units (“RSUs”), performance share units (“PSUs”), and/or other form of equity authorized by the Incentive Plan to be awarded. The ratio of the various forms of equity (meaning the percentage of the award provided as, for example, Options versus RSUs) shall be in the complete discretion of the Board and may vary from award to award.

All such awards shall vest in accordance with the terms of the Incentive Plan unless modified by either (x) the terms of this Agreement; or (y) the terms of the individual award.

4.	The following language shall be inserted as Paragraph (f) to Article 5 of the Employment Agreement under the heading “Share Ownership”:

You agree to adhere to and abide by the Company’s Share Ownership Policy, as the same may be approved and amended on one or more occasions by the Board of Directors or any committee to which the Board may delegate authority for such policy.

5.

A new paragraph shall be inserted into Article 6, Paragraph (b), Subparagraph (i), to be styled (“b.1”) and to appear immediately following (b), which reads, “one and a half times the average actual amounts paid as STI during the prior two years”, which new paragraph shall read as follows:

(b.1) the vesting of any outstanding PSUs, at actual performance levels, for all years already certified by the Board of Directors or any responsible committee thereof.

6.	The following text shall be inserted into Article 2 of the Intellectual Property and Confidential Information Agreement, being Schedule “A” to the Employment Agreement:

Nothing contained in this Agreement limits Employee’s ability to provide information to the Ontario Securities Commission, a recognized self-regulatory organization or a law enforcement agency about an act of the Company, or person acting on behalf of the person or company, that has occurred, is ongoing or is about to occur, and that Employee reasonably believes is contrary to securities law or a by-law or other regulatory instrument of a recognized self-regulatory organization.

Nothing contained in this Agreement limits Employee’s ability to cooperate with, testify at or otherwise assist or expressing an intention to cooperate, testify or otherwise assist in, (i) an investigation by the Ontario Securities Commission, a recognized self-regulatory organization or a law enforcement agency, or (ii) a proceeding of the Ontario Securities Commission or a recognized self-regulatory organization, or a judicial proceeding.

7.	Unless amended by the terms of this Amendment, the terms and conditions of the Employment Agreement shall continue to apply with full force and effect.

8.	The terms of this Amendment Agreement shall come into force as of the date of the making of this agreement.

SO AGREED:

This 8th day of June, 2021:

Canopy Growth Corporation
Per: David Klein

This      day of             , 2021

Phil Shaer